Exhibit 99.1

Waitr Incorporated Reports Third Quarter Business Highlights

LAKE CHARLES, LA, November 8, 2018 —Waitr Incorporated (“Waitr”) today reported recent business highlights for the third quarter ended September 30, 2018.

As previously announced, Waitr has entered into an agreement for a business combination with Landcadia Holdings, Inc. (Nasdaq: LCA) (“Landcadia”), a special purpose acquisition company, which is expected to be completed on November 15, 2018.

Highlights

•	Gross Food Sales[1] for the third quarter of 2018 increased 135% year-over-year to $77.7 million, which drove a year-over-year increase in revenue of 230%. Due to the solid third quarter results, Waitr is updating its previously released revenue outlook for full year 2018 to between $65 million and $68 million (previously between $62 million and $67 million).
•	As of September 30, 2018, Waitr was available in 40 markets (over 235 cities), up from 13 markets as of September 30, 2017 and 34 markets as of June 30, 2018.
•	Waitr had over 7,700 Restaurant Partners as of September 30, 2018, an increase of 168% from September 30, 2017.
•	Active Diners [2] increased 157% year-over-year to 842,533 for the third quarter of 2018.

"The momentum we experienced in the first half of the year continued into the third quarter. Growth in the third quarter was driven by entering 6 new markets (32 cities) as well as further penetrating our existing markets,” said Chris Meaux, founder and Chief Executive Officer of Waitr. “We remain excited about the pending merger with Landcadia as well as the financing agreement to be provided by Luxor Capital Group. Both are high quality partners who will further enable us to accelerate our growth in our current markets, expand into new markets and take advantage of potential opportunistic acquisitions.”

Preliminary Results

The financial results presented in this press release are preliminary and unaudited. They are subject to the completion and finalization of Waitr’s financial and accounting procedures, and reflect management’s estimate based solely upon information available to management as of the date of this press release. Further information learned during that completion and finalization may alter the final results. In addition, the preliminary estimates should not be viewed as a substitute for full quarter financial statements prepared in accordance with generally accepted accounting principles in the United States of America.

About Landcadia Holdings, Inc.

Landcadia Holdings, Inc. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

1 Gross food sales represents food and beverage receipts, plus taxes, prepaid gratuities and delivery fees.

2 Active diners represents diners who have placed an order over the previous 12 months.

About Waitr Incorporated

Founded in 2013 and based in Lake Charles, Louisiana, Waitr is a leader in on-demand food ordering and delivery. Its platform connects local restaurants to hungry diners in underserved markets in America’s heartland. Waitr is the most convenient way to discover, order and receive great food from the best local restaurants and national chains. Today, Waitr has over 7,700 restaurant partners in over 235 cities in the Southeast U.S.

Important Information About the Proposed Business Combination and Where to Find It

In connection with the proposed Business Combination, the Company has filed a definitive proxy statement with the SEC. The Company’s stockholders and other interested persons are advised to read the definitive proxy statement and any supplements or amendments thereto and any documents incorporated by reference therein filed in connection the Business Combination, as these materials contain important information about Waitr, the Company and the Business Combination. The definitive proxy statement and other relevant materials for the Business Combination has been be mailed to stockholders of the Company as of the record date for the special meeting of the Company’s stockholders to approve the Business Combination. Stockholders may obtain copies of the definitive proxy statement and other documents filed with the SEC incorporated by reference therein, without charge, at the SEC’s web site at www.sec.gov, or by directing a request to: Landcadia Holdings, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010.

Participants in the Solicitation

The Company, its directors and executive officers, and Jefferies LLC may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s definitive proxy statement for the Business Combination, which was filed with the SEC and is available free of charge from the sources indicated above..

Waitr and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination is included in the definitive proxy statement for the Business Combination, which was filed with the SEC and is available free of charge from the sources indicated above.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and Waitr’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and Waitr’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and Waitr’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the Business Combination (the “Merger Agreement”) or could otherwise cause the Business Combination or the financing contemplated by the commitment letter with Luxor Capital Group, LP to fail to close; (2) the outcome of any legal proceedings that may be instituted against the Company and Waitr following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of the Company or other conditions to closing in the Merger Agreement; (4) the inability to obtain or maintain the listing of the shares of common stock of the post-acquisition company on The Nasdaq Stock Market following the Business Combination; (5) the risk that the announcement and consummation of the Business Combination disrupts current plans and operations; (6) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (7) costs related to the Business Combination; (8) changes in applicable laws or regulations; (9) the possibility that Waitr or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated in the definitive proxy statement relating to the Business Combination, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Investors
WaitrIR@icrinc.com

or

Media
WaitrPR@icrinc.com